Exhibit 99.1

Titan Pharmaceuticals Announces Pricing of $5.5 Million Registered Direct and PIPE Offering Priced At-The-Market

SOUTH SAN FRANCISCO, Calif., Feb. 2, 2022 /PRNewswire/ -- Titan Pharmaceuticals, Inc. (NASDAQ: TTNP) (“Titan” or the “Company”) today announced that it has entered into a securities purchase agreement with a single institutional investor to purchase 3,374,242 shares of its common stock (or pre-funded warrants in lieu thereof) in a registered direct offering priced at-the-market under Nasdaq rules. In a concurrent private placement, Titan has also agreed to issue and sell to the investor 1,289,796 pre-funded warrants, at the same purchase price as in the registered direct offering. In addition, the Company has agreed to issue to the investor in a concurrent private placement unregistered warrants to purchase up to an aggregate of 4,664,038 shares of common stock. The combined offering price of each share or pre-funded warrant and each warrant will be $1.18. The warrants will be immediately exercisable, will expire on the five year and six month anniversary of the issuance date and will have an exercise price of $1.14 per share.

The aggregate gross proceeds to the Company of both offerings is expected to be approximately $5.5 million. The offerings are expected to close on or about February 4, 2022, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as the exclusive placement agent in connection with the offerings.

The shares of common stock (or pre-funded warrants in lieu thereof) in the registered direct offering are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-230742), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on April 24, 2019. The pre-funded warrants and warrants issued in the concurrent private placement and the shares issuable upon exercise of such warrants were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), and Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. A prospectus supplement relating to the shares of common stock (or pre-funded warrants in lieu thereof) issued in the registered direct offering will be filed by Titan with the SEC. When available, copies of the prospectus supplement relating to the registered direct offering, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from Maxim Group LLC, 300 Park Avenue, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@maximgrp.com or telephone at (212) 895-3745.

About Titan Pharmaceuticals

Titan Pharmaceuticals, Inc. (NASDAQ:TTNP), based in South San Francisco, CA, is a development stage company developing proprietary therapeutics with its ProNeura® long-term, continuous drug delivery technology. The ProNeura technology has the potential to be used in developing products for treating a number of chronic conditions, where maintaining consistent, around-the-clock blood levels of medication may benefit the patient and improve medical outcomes. Ultimate validation of the ProNeura® delivery system has been exemplified by approval of Probuphine in the US (FDA), EU (EMA) and Canada (Health Canada).

Key ongoing ProNeura implant programs include IND-enabling, non-clinical assessment of TP-2021, a potent peptide kappa opioid agonist for the long-term treatment of severe, chronic pruritis, and nalmefene, a mu opioid receptor blocker designed to decrease relapse and potential death from overdose in detoxed patients with Opiate Use Disorder.

For more information about Titan, please visit www.titanpharm.com.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our product development programs and any other statements that are not historical facts. Such statements involve risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from management's current expectations include those risks and uncertainties relating to our ability to raise capital, the regulatory approval process, the development, testing, production and marketing of our drug candidates, patent and intellectual property matters and strategic agreements and relationships. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

CONTACTS:

Stephen Kilmer
Investor Relations
(650) 989-2215
skilmer@titanpharm.com